Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant o Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Marshall Edwards, Inc. (“Marshall Edwards”) that, to his knowledge, this Annual Report of Marshall Edwards on Form 10-K for the period ended June 30, 2007, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such a report fairly presents, in all material respects, the financial condition and results of operation of Marshall Edwards.

/s/ CHRISTOPHER NAUGHTON	/s/ DAVID SEATON

Christopher Naughton	David R. Seaton
Chief Executive Officer	Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Marshall Edwards and will be retained by Marshall Edwards and furnished to the Securities and Exchange Commission or its staff upon request.